Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      CTG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Connecticut (State of Incorporation)	06-1466463 (I.R.S. Employer Identification Number)
100 Columbus Boulevard, Hartford, Connecticut (Address of principal Executive Offices)	06103 (Zip Code)

             CTG RESOURCES, INC. UNION EMPLOYEE SAVINGS PLAN

(Full title of the plan)

Reginald L. Babcock
Vice President, General Counsel & Secretary
                100 Columbus Boulevard, Hartford, Connecticut 06103                   ;
(Name and address of agent for service)

                                              (860) 727-3459
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per unit (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Common Stock	300,000 shares	$39.21875	$11,765,625	$3,106.13

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The number of shares of Common Stock of CTG Resources, Inc. being registered represents shares which the Trustee may purchase or otherwise acquire for the account of the employees participating in the CTG Resources, Inc. Union Employee Savings Plan.

(3) In accordance with Rule 457 calculated on the basis of the average of the high and low prices for the Common Stock on the New York Stock Exchange on August 23, 2000.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This registration statement is for the purpose of registering 300,000 additional shares of common stock for use by the CTG Resources, Inc. Union Employee Savings Plan.

In accordance with general instruction E. to FORM S-8, the Company hereby incorporates by reference the CTG Resources, Inc. Union Employee Savings Plan, Registration Statement on Form S-8, filed with the Commission on June 18, 1997 (File No. 333-29521).

ITEM 8. EXHIBITS.

 The exhibits constituting part of this registration statement are as follows:

99 (1) Exhibit Index

  5 (1) Opinion of Murtha Cullina LLP re: legality

23 (1) Consent of Murtha Cullina LLP is included in its opinion re: legality.

24 Powers of Attorney authorizing execution of Registration Statement

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on this 25th day of August, 2000.

CTG Resources, Inc.
 (Registrant)

By S/ Arthur C. Marquardt
        Arthur C. Marquardt
Chairman, President and Chief Executive Officer
S/ Arthur C. Marquardt Arthur C. Marquardt	Chairman, President and Chief Executive Officer
S/ James P. Bolduc James P. Bolduc	Executive Vice President and Chief Financial Officer
S/ Andrew H. Johnson Andrew H. Johnson	Treasurer and Chief Accounting Officer
S/ R. L. Babcock R. L. Babcock*	Vice President, General Counsel and Secretary

*Attorney-in-Fact for:
Herman J. Fonteyne, Director
Victor H. Frauenhofer, Director
Beverly L. Hamilton, Director
Harvey S. Levenson, Director
Denis F. Mullane, Director
Richard Shima, Director
Laurence A. Tanner, Director
Michael W. Tomasso, Director

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on this 25th day of August, 2000.

CTG RESOURCES, INC.
UNION EMPLOYEE SAVINGS PLAN:

CTG RESOURCES, INC.
PLAN ADMINISTRATOR

S/ Jean S. McCarthy
Jean S. McCarthy
Vice President Human Resources